Exhibit 3.8(a)

CERTIFICATE OF CONVERSION

CONVERTING

WESTLAKE NG III CORPORATION

(a Delaware corporation)

TO

WESTLAKE GEISMER POWER COMPANY LLC

(a Delaware limited liability company)

This Certificate of Conversion is being filed for the purpose of converting Westlake NG III Corporation, a Delaware corporation (the “Converting Entity”), to a Delaware limited liability company to be named “Westlake Geismer Power Company LLC” (the “Company”) pursuant to Section 18-214 of the Delaware Limited Liability Company Act, 6 Del C. §§ 18-101 et seq. (the “Delaware LLC Act”), and Section 266 of the General Corporation Law of the State of Delaware, 8 Del C. §§ 101 et seq. (the “DGCL”).

The undersigned, as an authorized person of the Converting Entity and the Company, does hereby certify as follows:

1. Name of Converting Entity. The name of the Converting Entity when incorporated was “Westlake NG III Corporation.” The name of the Converting Entity immediately prior to the filing of this Certificate of Conversion was “Westlake NG III Corporation.”

2. Date and Jurisdiction of Incorporation of Converting Entity. The date on which, and the jurisdiction where, the Converting Entity was incorporated, which jurisdiction has not changed, are as follows:

Date	Jurisdiction
March 24,2008	Delaware

3. Name of Continuing Limited Liability Company. The name of the Delaware limited liability company to which the Converting Entity is being converted and the name set forth in the Certificate of Formation of the Company filed in accordance with Section 18-214(b) of the Delaware LLC Act is “Westlake Geismer Power Company LLC.”

4. Approval of Conversion. The conversion of the Converting Entity to the Company has been approved in accordance with the provisions of Section 266 of the DGCL and Section 18-214 of the Delaware LLC Act.

5. Effective Time. This Certificate of Conversion shall be effective upon its filing in the Office of the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Conversion as of January 12, 2011.

WESTLAKE NG III CORPORATION

By:
	Name:	Albert Chao
	Title:	President

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